Appendix "B"
To
Custodian Agreement
Between
Brown Brothers Harriman & Co. and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of June 18, 1998
 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of September 1, 1994 (the "Custodian Agreement"):
A. Additional Custodians
CUSTODIAN      PURPOSE
Bank of New York     FICASH
       FITERM
B. Special Subcustodians:
SUBCUSTODIAN      PURPOSE
Bank of New York     FICASH
C.  Foreign Subcustodians:
COUNTRY FOREIGN SUBCUSTODIAN  DEPOSITORY
Argentina Citibank, N.A., Buenos Aires  Caja de Valores, S.A.;
 (Citibank, N.A., New York Agt. 7/16/81 Central de Registracion y New York Agreement Amendment 8/31/90) Liquidacion de Instrumentos
   de Endeudamiento Publico (CRYL)

 BankBoston, N.A., Buenos Aires
 (First Nat. Bank of Boston Agreement 1/15/88
 Omnibus Amendment 2/22/94)
Australia National Australia Bank Ltd., Melbourne  Austraclear
Limited;
 (National Australia Bank Agt. 5/1/85 Reserve Bank Information and Agreement Amendment 2/13/92 Transfer System (RITS)
 Omnibus Amendment 11/22/93)
Austria Creditanstalt, AG, Vienna  Oesterreichische Kontrollbank
 (Creditanstalt Bankverein Agreement 12/18/89  Aktiengesellschaft
(OEKB)
 Omnibus Amendment 1/17/94)
Bahrain British Bank of the Middle East, Manama  None
Bangladesh Standard Chartered Bank, Dhaka  None
 (Standard Chartered Bank Agreement 2/18/92)

Belgium Banque Bruxelles Lambert, Brussels  Caisse
Interprofessionnelle de Depot
 (Banque Bruxelles Lambert Agreement 11/15/90  et Virements de Titres
(CIK);
 Omnibus Amendment 3/1/94)  Banque Nationale de Belgique (BNB)
Bermuda Bank of N.T. Butterfield & Son Ltd., Hamilton

Botswana Stanbic Bank Botswana, Limited, Gaborone

Brazil BankBoston, N.A., Sao Paulo  Sao Paulo Stock Exchange
 (First National Bank of Boston Agreement 1/5/88 (BOVESPA); Omnibus Amendment 2/22/94) Rio de Janeiro Exchange (BVRJ);
   Camara de Liquidacao e Custodia       S.A. (CLC)
Canada Canadian Imperial Bank of Commerce, Toronto Canadian Depository for Securities,
 (Canadian Imperial Bank of Commerce  Ltd., (CDS)
 Agreement 9/9/88
 Omnibus Amendment 12/1/93)

 Royal Bank of Canada, Toronto  Bank of Canada
 Proposed Agreement 2/23/96
Chile Citibank, N.A., Santiago  Deposito Central de Valores, S.A.
 (Citibank N.A., New York Agreement 7/16/81  (DCV)
 New York Agreement Amendment 8/31/90)

China-Shanghai Standard Chartered Bank, Shanghai  Shanghai Securities
Central Clearing    (Standard Chartered Bank Agreement 2/18/92)  &
Registration Corporation      (SSCCRC)
China-Shenzhen Standard Chartered Bank, Shenzhen  Shenzhen Securities
Registration     (Standard Chartered Bank Agreement 2/18/92)  Corp.
Ltd., (SSRC)

Colombia Cititrust Colombia , S.A., Sociedad Fiduciaria, Bogota
Deposito Central de Valores (DCV)
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90  Deposito Centralizado de
Valores
 Citibank N.A. Subsidiary Amendment 10/19/95  (DECEVAL)
 Citibank N.A./Cititrust Colombia Agreement 12/2/91)

Czech Republic Citibank a.s., Praha, an indirect subsidiary of Stredisko Cennych Papiru (SCP)
 Citibank, N.A.
   Czech National Bank
Denmark Den Danske Bank, Copenhagen  Vaerdipapircentralen - VP Center
 (Den Danske Bank Agreement 1/1/89
 Omnibus Amendment 12/1/93)
Ecuador Citibank, N.A., Quito  None
 (Citibank, N.A. New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank, Quito Side Letter 7/3/95)
Egypt Citibank, N.A., Cairo  Misr for Clearing, Settlement
 (Citibank, N.A. New York Agreement 7/16/81  and Depository
 New York Agreement Amendment 8/31/90)

Finland Merita Bank Ltd., Helsinki  Finnish Central Securities
   Depository Ltd.

France Banque Paribas, Paris  SICOVAM;
 Agreement 4/2/93)  Banque de France
Germany Dresdner Bank AG, Frankfurt  Deutsche Borse Clearing (DBC)
 (Dresdner Bank Agreement 10/6/95)

Ghana Merchant Bank (Ghana) Limited, Accra  None

Greece Citibank, N.A., Athens  The Central Securities Depository,
(Citibank N.A., New York Agreement 7/16/81  Apothetirion Titlon A.E.
 New York Agreement Amendment 8/31/90)
   The Bank of Greece

Hong Kong The Hongkong & Shanghai Banking  Central Clearing and
Corp., Ltd., Hong Kong  Settlement System (CCASS)
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91
 Omnibus Supplement 12/29/93)

Hungary Citibank Budapest, Rt.  Central Depository and Clearing
 (Citibank N.A., New York Agreement 7/16/81  House (Budapest) Ltd.,
  New York Agreement Amendment 8/31/90  (KELER Ltd.)
 Citibank N.A. Subsidiary Amendment 10/19/95
 Citibank N.A./Citibank Budapest Agmt. 1/24/92
 (amended 6/23/92 and 9/29/92))
India Citibank, N.A., Mumbai  National Securities Depository Limited
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank, Mumbai Amendment 11/17/93)

 Standard Chartered Bank, Mumbai
 (Standard Chartered Bank Agreement 2/18/92
 SCB, Mumbai Annexure and Side Letter 7/18/94)
Indonesia Citibank, N.A., Jakarta  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)
Ireland Allied Irish Banks, plc., Dublin  Gilt Settlement Office (GSO)
 (Allied Irish Banks Agreement 1/10/89
 Omnibus Amendment 4/8/94)  CREST
Israel Bank Hapoalim, B.M.  Tel-Aviv Stock Exchange
 (Bank Hapoalim Agreement 8/27/92)  (TASE) Clearinghouse Ltd.
Italy Banca Commerciale Italiana, Milan  Monte Titoli S.p.A.
 (Banca Commerciale Italiana Agreement 5/8/89
 Agreement Amendment 10/8/93  Banca D'Italia
 Omnibus Amendment 12/14/93)
Japan The Bank of Tokyo-Mitsubishi, Ltd.,  Japan Securities Depository
Center.,
 Tokyo  (JASDEC); Bank of Japan

Jordan Arab Bank, plc, Amman  None
 (Arab Bank Agreement 4/5/95

Kenya Stanbic Bank Kenya, Limited, Nairobi  None
Lebanon British Bank of the Middle East, Beirut  Midclear
Malaysia Hongkong Bank Malaysia Berhad,  Malaysian Central Depository
Sdn.
 Kuala Lumpur  Bhd (MCD)
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91
 Omnibus Supplement 12/29/93
 Malaysia Subsidiary Supplement 5/23/94)  Bank Negara Malaysia

Mauritius Hongkong & Shanghai Banking Corp., Ltd.,  Central Depository
& Settlement Co.,    Port Louis  Ltd.
Mexico Citibank Mexico, S.A., Mexico City  Institucion para el
Deposito de
 (Citibank N.A., New York Agreement 7/16/81  Valores- S.D. INDEVAL,
S.A. de     New York Agreement Amendment 8/31/90  C.V.
 Citibank, Mexico, S.A. Amendment 2/7/95)
   Banco de Mexico
Morocco Banque Marocaine du Commerce Exterieur,   MAROCLEAR
 Casablanca
 (BMCE Agreement 7/6/94)

Namibia Standard Bank Namibia Ltd., Windhoek  None
Netherlands ABN-AMRO, Bank N. V., Amsterdam  Nederlands Centraal
Instituut voor     (ABN-AMRO Agreement 12/19/88)  (NECIGEF)/KAS
Associatie N.V.        (KAS); De Nederlandsche  Bank (DNB)


New New Zealand National Australia Bank Ltd., Melbourne  New Zealand
Securities
 (National Australia Bank Agreement 5/1/85 Depository Limited (NZCDS) Agreement Amendment 2/13/92
 Omnibus Amendment 11/22/93
 New Zealand Addendum 3/7/89)

Norway Den norske Bank ASA, Oslo  Verdipapirsentralen (VPS)
 (Den norske Bank Agreement 11/16/94)

Oman British Bank of the Middle East, Muscat  Muscat Securities Market

Pakistan Standard Chartered Bank, Karachi  The Central Depository
 (Standard Chartered Bank Agreement 2/18/92)  Company of Pakistan
(CDC)

Peru Citibank, N.A., Lima  Caja de Valores (CAVAL)
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)

Philippines Citibank, N.A., Manila  The Philippines Central
Depository,    (Citibank N.A., New York Agreement 7/16/81  Inc.; The
Registry of Scripless
 New York Agreement Amendment 8/31/90) Securities of the Bureau of the
   Treasury Department of Finance
Poland Citibank Poland, S.A., Warsaw  National Depository of
Securities
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90 National Bank of Poland Citibank Subsidiary Amendment 10/19/95
 Citibank, N.A./Citibank Poland S.A. Agt. 11/6/92)
 Bank Polska Kasa Opieki S.A., Warsaw
Portugal Banco Comercial Portuges, Lisboa  Central de Valores
Mobiliaros
   (Interbolsa)
Russia Credit Suisse First Boston (Moscow), Ltd  Rosvneshtorgbank
(VTB)

 Citibank T/O, Moscow  Moscow Interbank Currency
   Exchange Clearinghouse (MICEX)

   National Depository Center

Singapore Hongkong & Shanghai Banking  Central Depository Pte Ltd.
(CDP)
 Corp., Ltd., Singapore
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91
 Omnibus Supplement 12/29/93)
Slovak Republic Internationale Nederlanden Bank N.V. (ING Bank
Stredisko Cennych Papeirov (SCP)
 N.V.), Amsterdam
   National Bank of Slovakia
South Africa First National Bank of Southern Africa Ltd.,  The Central
Depository (Pty) Ltd.    Johannesburg  (CD)
 (First National Bank of Southern Africa Agmt. 8/7/91)
South Korea Citibank, N.A., Seoul  Korean Securities Depository (KSD)
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank, Seoul Agreement Supplement 10/28/94)

Spain Banco Santander S.A., Madrid  Servicio de Compensacion y
 (Banco Santander Agreement 12/14/88)  Liquidacion de Valores (SCLV)

   Banco de Espana
Sri Lanka Hongkong & Shanghai Banking Corp. Ltd.,   Central Depository
System (Pvt)     Colombo  Limited (CDS)
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91
 Omnibus Supplement 12/29/93)
Swaziland Standard Bank Swaziland, Limited, Mbabane  None
Sweden Skandinaviska Enskilda Banken, Stockholm  Vardepapperscentralen
VPC AB
 (Skandinaviska Enskilda Banken Agreement 2/20/89
 Omnibus Amendment 12/3/93)
Switzerland Swiss Bank Corporation, Basel  Schweizerische Effekten -
Giro A.G.
 (Swiss Bank Corporation Agreement 3/1/94)  (SEGA)
Taiwan Standard Chartered Bank, Taipei  Taiwan Securities Central
Depository    (Standard Chartered Bank Agmt. 2/18/92)  Co. Ltd. (TSCD)
Thailand Hongkong & Shanghai Banking Corp. Ltd.,   Thailand Securities
Depository
 Bangkok  Company (TSD)
 (Hongkong & Shanghai Banking Corp. Agmt. 4/19/91
 Omnibus Amendment 12/29/93)
Transnational   Cedel Bank Societe
   Anonyme, Luxembourg

   Euroclear Clearance System
   Societe Cooperative, Belgium
Turkey Citibank, N.A., Istanbul  Takas ve Saklama Bankasi A.S. (TvS)
 (Citibank N.A., New York Agmt. 7/16/81
 New York Agmt. Amendment 8/31/90)  Central Bank of Turkey (CBT)
United Kingdom Lloyds Bank PLC, London  Central Gilts Office (CGO);
   CREST;
   Central Money Markets Office
   (CMO)

Uruguay BankBoston, N.A. Montevideo  None

Venezuela Citibank, N.A., Caracas  The Caja Venezolana de
 (Citibank N.A., New York Agreement 7/16/81  Valores (CVV)
 New York Agreement Amendment 8/31/90)

Zambia Stanbic Bank Zambia Ltd., Lusaka  Lusaka Central Depository

Zimbabwe Stanbic Bank Zimbabwe Ltd., Harare  None
  Each of the Investment Companies Listed on      Appendix "A" to the
Custodian Agreement,
  on Behalf of Each of Their Respective       Portfolios
  By:     /s/John Costello
  Name:  John Costello
  Title:   Asst. Treasurer